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                                                                    EXHIBIT 16.1


                       [ROBISON, HILL & CO. LETTERHEAD]




August 21, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C., 20549


Re: American Financial Holding, Inc.
Commission File Number: 0-12666


         We have read item 4 of the Current Report on form 8-K of American Financial Holding, Inc. dated August 10, 2001 and we agree with the statements contained therein as they related to our firm.

                                       Sincerely,




                                       /s/ ROBISON, HILL & CO.
                                       ----------------------------
                                       Certified Public Accountants